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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e) (2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    @PLAN.INC
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)      Title of each class of securities to which transaction
                  applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid: $19,134
         2)       Form, Schedule or Registration Statement No.: 333-50840
         3)       Filing Party: DoubleClick, Inc.
         4)       Date Filed: 11-28-00


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                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

January 22, 2001


@plan.inc
Three Landmark Square, Suite 400
Stamford, CT  06901

         Re: Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of November 17, 2000, among DoubleClick Inc., Atlas Merger Sub, Inc., Atlas Acquisition Corp. and @plan.inc (the "Merger Agreement")

Ladies and Gentlemen:

This Letter Agreement will confirm our agreement to modify the terms of the Merger Agreement. Capitalized terms used herein without definition shall have the same meanings ascribed to them in the Merger Agreement.

Notwithstanding anything to the contrary in the Merger Agreement, the Merger Agreement is hereby modified as follows:

1. At the Effective Time, at Parent's election, either (a) Company shall be merged with and into Merger Sub (as is currently provided for in the Merger Agreement); (b) Merger Sub shall be merged with and into Company or (c) Company shall be merged with and into Parent; provided that, Parent may only elect (b) above in the event it elects to pay the Merger Consideration pursuant to Section 3.01(a)(ii) of the Merger Agreement. In the event that Parent makes the election contemplated by either (b) or (c) above, the Merger Agreement shall be deemed modified and amended in all respects necessary to give effect thereto, including, without limitation, (i) that as a result thereof, Company shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (in the event of the election contemplated by (b)) or Parent shall continue as the surviving corporation of the Merger (in the event of the election contemplated by (c)); and (ii) that at the Effective Time, except as otherwise provided in the Merger Agreement, (A) in the event of the election contemplated by (b), all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation or (B) in the event of the election contemplated by (c), all the property, rights, privileges, powers and franchises of Company shall vest in Parent as the Surviving Corporation, and all debts, liabilities and duties of Company shall become the debts, liabilities and duties of Parent as the Surviving Corporation. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to give effect to and implement the modifications to the Merger Agreement set forth


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@plan.inc
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herein; provided however, that the Merger Agreement shall otherwise remain unmodified and in full force and effect (including, for the avoidance of doubt, Sections 3.06(b) and 6.05 thereof, in the event that Parent elects to pay the Merger Consideration pursuant to Section 3.01(a)(i) of the Merger Agreement).

2. The parties hereto, being all of the parties to the Merger Agreement, hereby acknowledge and agree that this Letter Agreement constitutes a valid amendment of the Merger Agreement pursuant to Section 9.03 thereof. This Letter Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            [The remainder of this page is intentionally left blank.]


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@plan.inc
Page 3

If the foregoing correctly sets forth the understanding and agreement among the parties, please sign below and return one original executed copy of this Letter Agreement.


Very truly yours,

DOUBLECLICK INC.



By:   /s/ Jeff Epstein
      ----------------------------------------
      Name: Jeff Epstein
      Title: Executive Vice President


ATLAS ACQUISITION CORP.



By:   /s/ Jeff Epstein
      ----------------------------------------
      Name: Jeff Epstein
      Title: Executive Vice President


ATLAS MERGER SUB, INC.



By:   /s/ Jeff Epstein
      ----------------------------------------
      Name: Jeff Epstein
      Title: Executive Vice President

Confirmed and agreed as of the date first written above:


@PLAN.INC



By:   /s/ Mark K. Wright
      ----------------------------------------
      Name: Mark K. Wright
      Title: CEO